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                                                                     Exhibit 1.1

                             Standard Pacific Corp.

                              3,500,000 Shares a/
                                               -
                                  Common Stock
                                ($ .01 par value)

                             Underwriting Agreement

                                                              New York, New York
                                                                     May 2, 2002

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Banc of America Securities LLC
Deutsche Bank Securities Inc.
UBS Warburg LLC
As Representatives of the several Underwriters, c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

                  Standard Pacific Corp., a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 2,500,000 shares of Common Stock, $.01 par value ("Common Stock") of the Company, and the persons named in Schedule II hereto (the "Selling Stockholders") propose to sell to the several Underwriters 1,000,000 shares of Common Stock (said shares to be issued and sold by the Company and shares to be sold by the Selling Stockholders collectively being hereinafter called the "Underwritten Securities"). The Company and Arthur E. Svendsen also propose to grant to the Underwriters an option to purchase up to an aggregate of 525,000 additional shares of Common Stock to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. In addition, to the extent that there is not more than one Selling Stockholder named in Schedule II, the term Selling Stockholder shall mean either the singular or plural. The use of the neuter in this Agreement

____________________

  a/ Plus an option to purchase from the Company and Arthur E. Svendsen up to an
  -
aggregate of 525,000 additional Securities to cover over-allotments.

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shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

          1.   Representations and Warranties.
               ------------------------------

          (i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

               (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-52732) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments or supplements thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission a final prospectus in accordance with Rules 415 and 424(b). As filed, such final prospectus shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

               (b) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Final Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact

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     necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided,
                                                               --------
     however, that the Company makes no representations or warranties as to the
     -------
     information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

               (c) The Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the best of the knowledge of the Company, no proceedings for such purpose are pending before or threatened by the Commission.

               (d) Each Preliminary Final Prospectus, if any, filed as part of the registration statement in connection with this offering as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any Preliminary Final Prospectus based upon information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein.

               (e) The Company has the authorized equity capitalization as set forth in the Final Prospectus and, as of the Closing Date, the Company shall have an authorized equity capitalization as set forth in the Final Prospectus. The Company has, as of the date of this Agreement, and as of the Closing Date the Company will have, not less than 29,000,000 shares of common stock issued and outstanding. All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights. No holder of securities of the Company (A) is entitled to preemptive or other similar rights to subscribe for securities of the Company or (B) has rights to the registration of securities of the Company under the Registration Statement, except as described in the Registration Statement.

               (f) The Company owns all of the outstanding capital stock and other securities evidencing equity ownership of Standard Pacific of Texas, L.P., Standard Pacific of Orange County, Inc., Standard Pacific of Fullerton, Inc., Family Lending Services, Inc., Standard Pacific of Arizona, Inc., HSP Arizona, Inc., The Writer Corporation, Westbrooke Acquisition Corp., The Westbrooke Companies, Inc. and Westbrooke Communities, Inc. (together, the "Material Subsidiaries") free and clear of any pledge, fiduciary transfer, security interest, claim, lien, limitation on voting rights or encumbrance, and all such securities have been duly authorized and validly issued, fully paid and nonassessable and have not been issued in violation of, or subject to, any preemptive or similar rights. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock

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     or other equity interest of any Material Subsidiary. Except for the
     Material Subsidiaries, there are no subsidiaries of the Company which are "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X.

               (g) The Company and each of its Material Subsidiaries has been duly organized, is validly existing as a corporation or partnership in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or partnership power and authority to (a) carry on its business as it is currently being conducted and as described in the Final Prospectus and (b) own, lease, license and operate its respective properties in accordance with its business as currently conducted. The Company and each of its Material Subsidiaries is duly qualified and in good standing as a foreign corporation or partnership authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

               (h) The Company has all requisite corporate power and authority to execute, deliver and perform all of its obligations under, and to consummate the transactions contemplated by this Agreement and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver the Securities being sold by the Company.

               (i) This Agreement has been duly and validly authorized, executed and delivered by the Company.

               (j) The Securities to be sold by the Company have been duly and validly authorized for issuance and sale to the Underwriters by the Company and, when issued, authenticated and delivered by the Company against payment by the Underwriters in accordance with the terms of this Agreement will be validly issued, fully paid and nonassessable. The Securities, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Final Prospectus.

               (k) None of the Company or its Material Subsidiaries is (A) in violation of its charter, bylaws or other organizational document or (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject, or (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, that, in the case of clauses (B) and (C) above, would, either individually or in the aggregate, result in a Material Adverse Effect. There exists no condition that, with notice or lapse of time or both, would constitute a default by the Company or any of its Material Subsidiaries under any such document or instrument or

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     result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that would not, either individually or in the aggregate, result in a Material Adverse Effect.

               (l) The execution, delivery or performance by the Company of this Agreement does not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent (except such consents as have been or will be obtained prior to the Closing Date) under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any of its Material Subsidiaries pursuant to, (i) the charter, bylaws or other organizational documents of the Company or any of its Material Subsidiaries, (ii) any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries is bound or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject,
     (iii) any law, statute, rule or regulation applicable to the Company or any of its Material Subsidiaries or their assets or properties or (iv) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any of its Material Subsidiaries or their assets or properties, except in the cases of clauses (ii), (iii) and (iv), such breaches, defaults or liens which would not, or those consents, for which the failure to obtain would not, in each case, either individually or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Company for the execution, delivery and performance of this Agreement or any of the transactions contemplated hereby, except (A) such as have been or will be obtained or made prior to Closing Date, (B) such as may be required by the National Association of Securities Dealers, Inc. or (C) such as may be required by the securities or blue sky laws of the various states. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the transactions contemplated hereby, except such as have been or will be obtained or made prior to the Closing Date.

               (m) There is (i) except as set forth in the Final Prospectus, no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company or its subsidiaries, threatened or contemplated, to which the Company or any of its subsidiaries is or may be a party or to which the business, assets or property of such person is or may be subject, (ii) except as set forth in the Final Prospectus, no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Company or its subsidiaries, that has been proposed by any governmental body or agency, domestic or foreign, (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject that, in the case of clauses
     (i), (ii) and (iii) above, is reasonably likely to, either individually or in the aggregate, (x) result in a Material Adverse Effect, or (y) interfere with or adversely affect the issuance of the Securities in

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     any jurisdiction or adversely affect the consummation of the transactions contemplated by this Agreement. Every request of any securities authority or agency of any jurisdiction for additional information with respect to Securities that has been received by the Company or its counsel prior to the date hereof has been, or will prior to the Closing Date be, complied with.

               (n) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the actual knowledge of the Company is imminent that might reasonably be expected to result in a Material Adverse Effect; the Company and its Material Subsidiaries are in compliance in all respects with, as applicable and except where a failure to so comply would not have a Material Adverse Effect, all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no unwaivable "reportable event" (as defined in ERISA) has occurred with respect to any "employee pension benefit plan" (as defined in ERISA) for which the Company or its Material Subsidiaries would have any liability; none of the Company or its Material Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee pension benefit plan" or (ii) Sections 412, 4971 or 4975 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "employee pension benefit plan" that is maintained or contributed to by the Company or its Material Subsidiaries that is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to that effect and nothing has occurred, whether by action or by failure to act, that would result in the revocation of such determination letter.

               (o) Except as set forth in the Final Prospectus, the Company and each of its Material Subsidiaries (i) is in compliance with, and not subject to costs or liabilities under, any and all local, state, provincial, federal and foreign laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any presently effective judgments, decrees, orders and injunctions issued or promulgated thereunder, in each case, relating to pollution or protection of public and employee health and safety and the environment applicable to it or its business or operations or ownership or use of its property ("Environmental Laws"), other than such noncompliance or costs or liabilities that would not, either individually or in the aggregate, result in a Material Adverse Effect, and (ii) possesses all permits, licenses or other approvals required under applicable Environmental Laws and has no reason to believe all such permits, licenses and other approvals to expire within the next five years will not be renewed or otherwise extended or reissued in due course, in each case, other than such permits, licenses or approvals the lack of which would not, either individually or in the aggregate, result in a Material Adverse Effect. All currently pending and, to their knowledge, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental conditions with respect to which the Company or its Material Subsidiaries could reasonably be expected to have any liability are fully and accurately described in all material respects in the Final Prospectus except as would not, either individually or in the aggregate, result in a Material Adverse Effect.

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               (p)   The Company and each of its Material Subsidiaries has (i)
     good and marketable title to all of the properties and assets described in the Final Prospectus as owned by it and good and marketable title to the leasehold estates in the real and personal property described in the Final Prospectus, Liens permitted under the Indenture, as leased by it, free and clear of all mortgages, pledges, liens or other encumbrances of any nature ("Liens"), except for Liens described in the Final Prospectus, Liens permitted under the Indenture and such Liens as would not, either individually or in the aggregate, result in a Material Adverse Effect, (ii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state, local and foreign authorities, all self-regulatory authorities and all courts and other tribunals (each, an "Authorization") to (a) carry on its business as it is currently being conducted and as described in the Final Prospectus and (b) own, lease, license and operate its respective properties in accordance with its business as currently conducted, except for such Authorization the failure to maintain would not, either individually or in the aggregate, result in a Material Adverse Effect and (iii) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization. Except where the failure to be in full force and effect and in compliance would not, either individually or in the aggregate, result in a Material Adverse Effect, all such Authorizations are valid and in full force and effect and the Company and each of its Material Subsidiaries is in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations. All material leases to which the Company or any of its Material Subsidiaries is a party are valid and binding, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and no default by the Company or any of its Material Subsidiaries or, to the knowledge of the Company, any other party thereto has occurred and is continuing thereunder, other than defaults that would not, either individually or in the aggregate, result in a Material Adverse Effect.

               (q) The Company and each of its Material Subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") material to the conduct of the businesses operated by it as described in the Final Prospectus. The Company has not received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, would result in a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and its Material Subsidiaries does not infringe on the rights of any person, except for any infringements that would not result in a Material Adverse Effect.

               (r) All tax returns required to be filed by the Company and each of its Material Subsidiaries have been filed (or extensions have been obtained) in all

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     jurisdictions where such returns are required to be filed, other than such returns the failure of which to file would not have a Material Adverse Effect; and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles, those currently payable without penalty or interest and those the failure of which to pay would not have a Material Adverse Effect. To the knowledge of the Company there are no material proposed additional tax assessments against the Company or any of its Material Subsidiaries or their assets or property.

               (s) None of the Company or its subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or analogous foreign laws and regulations.

               (t) The Company and its subsidiaries, taken as a whole, maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and
     (D) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (u) The Company and each of its Material Subsidiaries maintains insurance covering its properties, assets, operations, personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice to protect the Company and its Material Subsidiaries and their businesses. The Company has not received notice from any insurer or agent of such insurer that any material capital improvements or other material expenditures will have to be made in order to continue any insurance maintained by any of them other than capital improvements and other expenditures that have been budgeted by the Company or its Material Subsidiaries, as the case may be.

               (v) The accountants who have certified the audited financial statements included as part of or incorporated by reference in the Final Prospectus are independent accountants within the meaning of the Act. The historical financial statements of the Company comply as to form in all material respects with the requirements applicable to registration statements on Form S-3 under the Act and present fairly in all material respects the consolidated financial position and results of operations of the Company at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed in the Final Prospectus) and comply as to form with the rules and regulations promulgated under the Act. All other financial and statistical information and

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     data included or incorporated by reference in the Final Prospectus are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Company and its subsidiaries.

               (w) The statistical and market-related data included in the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

               (x) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

               (y) Since the respective dates as of which information is given in the Final Prospectus other than as set forth in the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) other than in the ordinary course of business, neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent (except the Company or a subsidiary of the Company may enter into a definitive agreement to acquire Colony Homes prior to the Closing.)

     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

          (ii) Each Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

               (a) Such Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code ("UCC")), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts (within the meaning of Section 8-501(a) of the UCC) of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC)

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     to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities (for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, The Depository Trust Company or such other securities intermediary will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC).

               (b) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (c) Certificates in negotiable form for such Selling Stockholder's Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly executed and delivered by such Selling Stockholder, in the form heretofore furnished to you (the "Custody Agreement") with Mellon Investors Services LLC, as Custodian (the "Custodian"); the Securities represented by the certificates so held in custody for each Selling Stockholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

               (d) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

               (e) Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument to which such Selling Stockholder is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.

               (f) Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Final Prospectus or any supplement thereto which has adversely affected or may adversely affect the business of the Company or any of its subsidiaries; and the sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Final Prospectus or any supplement thereto.

               (g) In respect of any statements in or omissions from the Registration Statement or the Final Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraph (i)(b) of this Section.

          Any certificate signed by any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

          2.   Purchase and Sale. (a) Subject to the terms and conditions and in
               -----------------
reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price of $32.215 per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

               (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and Arthur
     E. Svendsen hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 525,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company and Arthur E. Svendsen setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The maximum number of Option Securities to be sold by Arthur E. Svendsen is 200,000 and the maximum number of Option Securities to be sold by the Company is 325,000. In the event that the Underwriters exercise less than their full over-allotment option, the number of Option Securities to be purchased by the Underwriters shall be first purchased from Arthur E. Svendsen, up to 200,000 shares, and the remainder from the Company. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

          3.   Delivery and Payment. Delivery of and payment for the
               --------------------
Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on May 8, 2002, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Stockholders to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholders. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

          Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

          If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company and Arthur E. Svendsen will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option, but not prior to the Closing Date) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company and Arthur E. Svendsen by wire transfer payable in same-day funds to the accounts specified by the Company and Arthur E. Svendsen. If settlement for the Option Securities occurs after the Closing Date, the Company and Arthur E. Svendsen will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to
Section 6 hereof.

          4.   Offering by Underwriters. It is understood that the several
               ------------------------
Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

          5.   Agreements.
               ----------

          (i)  The Company agrees with the several Underwriters that:

               (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement relating to such offering unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

               (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

               (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

               (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

               (e) The Company will use its best efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

               (f) The Company will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person acting in concert with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement; provided, however, that the Company may (i) grant awards under and issue and sell Common Stock pursuant to any employee stock incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time,
     (ii) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, and (iii) offer, issue and sell the number of shares of Common Stock equal to 10% of the then outstanding shares of Common Stock, or warrants to purchase such number of shares of Common Stock, in one or more transactions in connection with the acquisition of third party capital stock or assets (including, without limitation, by way of merger or consolidation), provided that if such transaction is consummated prior to the expiration of such 90 day period, the recipient agrees in writing with the Underwriters to substantially the same restrictions on transfer as set forth in this
     Section 5(i)(f).

               (g) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Final Prospectus, the Final Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Final Prospectus, the Final Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

          (ii) Each Selling Stockholder agrees with the several Underwriters that:

               (a) Such Selling Stockholder will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Stockholder or any affiliate of the Selling Stockholder or any person acting in concert with the Selling Stockholder or any affiliate of the Selling Stockholder) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Salomon Smith Barney Inc.

               (b) Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (c) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of (i) any material change in the Company's condition (financial or otherwise), prospects, earnings, business or properties which comes to the attention of such Selling Stockholder, (ii) any change in information in the Registration Statement or the Final Prospectus relating to such Selling Stockholder or (iii) any new material information relating to the Company or relating to any matter stated in the Final Prospectus which comes to the attention of such Selling Stockholder.

          6.   Conditions to the Obligations of the Underwriters. The
               -------------------------------------------------
obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

               (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

               (b)   (1)    The Company shall have requested and caused Gibson,
     Dunn & Crutcher LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                     (i) the Company and each of the Material Subsidiaries (other than Westbrooke Acquisition Corp., The Westbrooke Companies, Inc. and Westbrooke Communities, Inc., collectively, the "Westbrooke Entities") have been duly organized and are validly existing as corporations or partnerships, as applicable;

                     (ii) the execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company and this Agreement has been duly executed and delivered by the Company;

                     (iii) the issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the transactions herein contemplated do not
          (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws, or (B) violate any statute, rule or regulation known to such counsel and applicable to the Company or any of the Material Subsidiaries;

                     (iv) the Registration Statement has become effective under the Act, and to such counsel's knowledge no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or contemplated by the Commission;

                     (v) the statements under the caption "Description of Common Stock" in the prospectus supplement constituting part of the Final Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                     (vi) the Company is not or, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Final Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                     (vii) the Company and each of the Material Subsidiaries (other than the Westbrooke Entities) are in good standing under the laws of their respective jurisdictions of organization, and are duly qualified to transact business as foreign corporations or partnerships and are in good standing under the laws of each jurisdiction identified in a certificate of the Company, executed by the Chief Executive Officer and the Senior Vice President-Finance of the Company (the "Officers' Certificate"), as being jurisdictions in which any of such entities owns or leases property, maintains or has an office or is engaged in the business of developing real property, building and selling homes, except where the failure to be so qualified would not result in material liability or disability to the Company and its subsidiaries, taken as a whole;

                     (viii) the Company's authorized equity capitalization is as set forth in the Final Prospectus; the outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; and the certificates for the Securities are in valid and sufficient form;

                     (ix) the Company and each of the Material Subsidiaries (other than the Westbrooke Entities) have the corporate or partnership power to own or lease their respective properties and conduct their respective businesses as described in the Final Prospectus, and the Company has the corporate power to enter into this Agreement and to carry out all the terms and provisions thereof to be carried out by it;

                     (x) the issued shares of capital stock of each of the Material Subsidiaries (other than Standard Pacific of Texas, L.P. and the Westbrooke Entities) have been duly authorized and validly issued, are fully paid and nonassessable; the issued partnership interests of Standard Pacific of Texas, L.P. have been duly and validly issued; and all such shares and partnership interests are owned of record by the Company or a wholly owned subsidiary of the Company and, to the knowledge of such counsel, free and clear of any other security interests, liens, encumbrances or claims;

                     (xi) to the knowledge of such counsel, no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Securities;

                     (xii) to the knowledge of such counsel without investigation of court records, no legal or governmental proceedings are pending to which the Company or any of its Material Subsidiaries (other than the Westbrooke Entities) is a party or to which the property of the Company or any of its Material Subsidiaries (other than the Westbrooke Entities) is subject that are required to be described in the Final Prospectus and are not described therein and no such proceedings have been threatened against the Company or any of its Material Subsidiaries (other than the Westbrooke Entities) or with respect to any of their respective properties;

                     (xiii) the issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein and therein contemplated do not (A) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries or any of their respective properties are bound, which is identified in the Officers' Certificate as being material to the business of the Company (the "Material Agreements"), or any judgment, decree or order of any court or other governmental authority or any arbitrator applicable to the Company or any of the Material Subsidiaries which is identified in the Officers' Certificate as being material to the business of the Company, or (B) conflict with or result in a breach or violation of the charter documents or by-laws of the Company or any of its Material Subsidiaries (other than the Westbrooke Entities);

                     (xiv) to such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities for sale with the sale of the Securities hereunder; and

                     (xv) (A) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Final Prospectus (except for financial statements and other financial data included therein as to which no opinion need be expressed) complied when so filed as to form with the Exchange Act in all material respects, (B) the Registration Statement and the Final Prospectus and any supplement or amendment thereto (except for the financial statements and other financial data included therein as to which no opinion need be expressed) comply as to form with the Act in all material respects,
          (C) nothing has come to the attention of such counsel which causes them to believe that at March 21, 2002 the Registration Statement and the Basic Prospectus included therein (except for the financial statements and other financial data as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (D) nothing has come to the attention of such counsel which causes them to believe that the Final Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial data, as aforesaid), as of its date or the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b)(1) include any supplements thereto at the Closing Date.

          (2) The Company shall have requested and caused Charles D. Robbins, P.A., its special Florida counsel, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                     (i) each of the Westbrooke Entities have been duly organized and are validly existing as corporations;

                     (ii) the Westbrooke Entities are in good standing under the laws of their respective jurisdictions of organization, and are duly qualified to transact business as foreign corporations and are in good standing under the laws of each jurisdiction identified in the Officers' Certificate as being jurisdictions in which any of such entities owns or leases property, maintains or has an office or is engaged in the business of developing real property, building and selling homes, except where the failure to be so qualified would not result in material liability or disability to the Company and its subsidiaries, taken as a whole;

                     (iii) each of the Westbrooke Entities have the corporate power to own or lease their respective properties and conduct their respective businesses as described in the Final Prospectus;

                     (iv) the issued shares of capital stock of each of the Westbrooke Entities have been duly authorized and validly issued, are fully paid and nonassessable; and all such shares are owned of record by the Company or a wholly owned subsidiary of the Company and, to the knowledge of such counsel, free and clear of any other security interests, liens, encumbrances or claims; and

                     (v) to the knowledge of such counsel without investigation of court records, no legal or governmental proceedings are pending to which the Westbrooke Entities is a party or to which the property of the Westbrooke Entities is subject that are required to be described in the Final Prospectus and are not described therein and no such proceedings have been threatened against the any of the Westbrooke Entities or with respect to any of their respective properties.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Florida or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b)(2) include any supplements thereto at the Closing Date.

          (c) The Selling Stockholders shall have requested and caused Gibson, Dunn & Crutcher LLP, counsel for the Selling Stockholders, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, to the effect that:

               (i) this Agreement and the Custody Agreement and Power of Attorney have been duly executed and delivered by the Selling Stockholders, the Custody Agreement is valid and binding on the Selling Stockholders and, to such counsel's knowledge, each Selling Stockholder has full right and authority to sell, transfer and deliver in the manner provided in this Agreement and the Custody Agreement the Securities being sold by such Selling Stockholder hereunder;

               (ii) assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105(a) of the UCC), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts (within the meaning of Section 8-501(a) of the UCC) of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities (for purposes of this opinion, such counsel may assume that when such payment, delivery and crediting occur, The Depository Trust Company or such other securities intermediary will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC);

               (iii) no consent, approval, authorization or order of any governmental authority is required for the consummation by any Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and

               (iv) neither the sale of the Securities being sold by any Selling Stockholder nor the consummation of any other of the transactions herein contemplated by any Selling Stockholder or the fulfillment of the terms hereof by any Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any agreement or instrument to which any Selling Stockholder is a party or bound, which is identified in a certificate signed by the Selling Stockholder (the "Selling Stockholder Certificate") as being material to the Selling Stockholder, or any judgment, order or decree applicable to any Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Selling Stockholder, which is identified in the Selling Stockholder Certificate as being material to the Selling Stockholder.

     In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of the Selling Stockholders and public officials.

          (d) The Representatives shall have received from O'Melveny & Myers LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Senior Vice President - Finance and Chief Financial Officer and Senior Vice President, General Counsel and Secretary of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

                     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                     (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

               (f) Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by such Selling Stockholder, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct on and as of the Closing Date to the same effect as if made on the Closing Date.

               (g) The Company shall have requested and caused Arthur Andersen LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and stating in effect that:

                     (i) in their opinion the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

                     (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders and directors of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries, nothing came to their attention which caused them to believe that:

                            (1) any unaudited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus; and

                            (2) with respect to the period subsequent to December 31, 2001, there were any changes, at a specified date not more than five days prior to the date of the letter, in the homebuilding debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company as compared with the amounts shown on the December 31, 2001, consolidated balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from January 1, 2002 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in homebuilding revenues, net income or net income per share, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

                     (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the captions "Summary - Summary Consolidated Financial Information and Operating Data" and "Capitalization" in the prospectus supplement constituting part of the Final Prospectus, and the information included or incorporated by reference in Items 1, 2, 6, 7, 7A and 11 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

          References to the Final Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

               (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this
     Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

               (i) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

               (j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

               (k) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company addressed to the Representatives.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of O'Melveny & Myers LLP, counsel for the Underwriters, at 114 Pacifica, Suite 100, Irvine, California, on the Closing Date.

          7.   Reimbursement of Underwriters' Expenses. If the sale of the
               ---------------------------------------
Securities provided for herein is not consummated because any condition to the obligations of the

Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, the Selling Stockholder, pro rata in
                                                              --------
proportion to the percentage of Securities to be sold by such Selling Stockholder, shall reimburse the Company on demand for all amounts so paid.

          8.   Indemnification and Contribution. (a) The Company agrees to
               --------------------------------
indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein and; provided, further, that with respect to any untrue statement or omission of material fact made in any Preliminary Final Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Final Prospectus to the Representatives,
(x) delivery of the Final Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Final Prospectus was corrected in the Final Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Final Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Selling Stockholder severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

          (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting", (i) the third paragraph, (ii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids, (iii) the last clause of the twelfth paragraph and (iv) the fourteenth paragraph in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

          (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified
--------  -------
party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (e)  In the event that the indemnity provided in paragraph (a), (b) or
(c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

          9.   Default by an Underwriter. If any one or more Underwriters shall
               -------------------------
fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of
          --------  -------
Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          10.  Termination. This Agreement shall be subject to termination in
               -----------
the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or
(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

          11.  Representations and Indemnities to Survive. The respective
               ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12.  Notices. All communications hereunder will be in writing and
               -------
effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Standard Pacific Corp., Corporate Secretary (fax no.: (949) 789-1608) and confirmed to it at Standard Pacific Corp., 15326 Alton Parkway, Irvine, California 92618, Attention: Corporate Secretary, with a copy to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Suite 4700, Los Angeles, California 90071,
Attention: Gregory L. Surman, Esq.; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto, with a copy to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Suite 4700, Los Angeles, California 90071, Attention: Gregory L. Surman, Esq.

          13.  Successors. This Agreement will inure to the benefit of and be
               ----------
binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

          14.  Applicable Law. This Agreement will be governed by and construed
               --------------
in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          15.  Counterparts. This Agreement may be signed in one or more
               ------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          16.  Headings. The section headings used herein are for convenience
               --------
only and shall not affect the construction hereof.

          17.  Definitions. The terms which follow, when used in this Agreement,
               -----------
shall have the meanings indicated.


          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Los Angeles.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Final Prospectus" shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

          "Indenture" shall mean the Indenture, dated as of April 10, 2002, as amended by the First Supplemental Indenture, dated as of April 10, 2002, between the Company and Bank One Trust Company, N.A., as trustee.

          "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to the filing of the Final Prospectus, together with the Basic Prospectus.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in
     Section 1(a) hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

                                   Very truly yours,

                                   Standard Pacific Corp.

                                   By: /s/ Andrew H. Parnes
                                       --------------------
                                       Name: Andrew H. Parnes
                                       Title: Senior Vice President-Finance and
                                           Chief Financial Officer

                                   SELLING STOCKHOLDERS

                                   /s/ Arthur E. Svendsen
                                   ----------------------
                                   Arthur E. Svendsen

                                   Donald H. Spengler and Winifred Ann Spengler as JTWROS

                                   /s/ Donald H. Spengler
                                   ----------------------
                                   Donald H. Spengler

                                   /s/ Winifred Ann Spengler
                                   -------------------------
                                   Winifred Ann Spengler

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Banc of America Securities LLC
Deutsche Bank Securities Inc.
UBS Warburg LLC

By:  Salomon Smith Barney Inc.

By: /s/ H. Allen Bouch
    ------------------
    Name: H. Allen Bouch
    Title:  Managing Director

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE I
                                   ----------

                                                                Number of Underwritten
        Underwriters                                           Securities to be Purchased
        ------------                                           --------------------------
        Salomon Smith Barney Inc. ....................                 1,225,000

        Credit Suisse First Boston Corporation .......                 1,225,000

        Banc of America Securities LLC ...............                   350,000

        Deutsche Bank Securities Inc. ................                   350,000

        UBS Warburg LLC ..............................                   350,000

                                                               -----------------------

        Total ........................................                 3,500,000
                                                               =======================

                                   SCHEDULE II
                                   -----------

                                                                             Maximum Number of
                                                                             -----------------
                                        Number of Underwritten               Option Securities
                                        ----------------------               -----------------
Selling Stockholders                     Securities to be Sold                  to be Sold
--------------------                     ---------------------                  ----------
Arthur E. Svendsen ...............              500,000                          200,000

Donald H. Spengler and
Winifred Ann Spengler as
JTWROS ...........................              500,000                                0

                                             -------------                    -------------

         Total ...................            1,000,000                          200,000
                                             =============                    =============